Exhibit 99.1

NEWS RELEASE

FOR INFORMATION, CONTACT:

Glimcher Realty Trust
180 East Broad Street
Columbus, Ohio 43215
www.glimcher.com

Lisa A. Indest
Senior V. P. of Finance and Accounting
(614) 887-5844
lindest@glimcher.com
Karen Bailey Director, Corp. Communications (614) 887-5847 kbailey@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, August 23, 2012

GLIMCHER COMPLETES FINANCING OF
DAYTON MALL IN DAYTON, OHIO

COLUMBUS, Ohio—August 23, 2012—Glimcher Realty Trust (NYSE: GRT) announced today that it recently closed on an $82.0 million mortgage loan secured by Dayton Mall located in Dayton, Ohio.  The new loan has a fixed interest rate of 4.57% per annum.  The loan has a ten year term and requires interest-only payments for the first five years of the term.  Loan proceeds were used to retire the $50.0 million term loan for Dayton Mall, with the remainder being used to reduce outstanding borrowings on the company’s credit facility.

“We are very pleased with the execution on this permanent financing for Dayton Mall,” stated Mark E. Yale, Executive Vice President and CFO.  “This solid execution further demonstrates the continuing stability in the current securitized debt market.”

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes open-air centers, enclosed regional malls, as well as outlet centers.  At June 30, 2012, GRT owned interests in and managed 28 properties with gross leasable area totaling approximately 21.6 million square feet, consisting of 25 malls (21 wholly owned and four partially owned through joint ventures) and three community centers (two wholly owned and one partially owned through a joint venture).

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F, Series G and Series H preferred shares are listed on the New York Stock Exchange under the symbols “GRTPRF,” “GRTPRG” and “GRTPRH,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.  Glimcher® is a registered trademark of Glimcher Realty Trust.

Glimcher Realty Trust
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Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the Company’s debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the Company’s existing JV partners, failure to achieve projected returns on development properties, the failure to sell malls and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

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Visit Glimcher at:  www.glimcher.com